                                                                  EXHIBIT 4(j)

                              DEPOSIT AGREEMENT

     DEPOSIT AGREEMENT dated as of [ ] among CNF TRANSPORTATION INC., a Delaware corporation (the "Company"), and [NAME OF DEPOSITARY], a [ ], as Depositary, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

                                  WITNESSETH:

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company's Preferred Stock (as hereinafter defined) with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts (as hereinafter defined) evidencing Depositary Shares (as hereinafter defined) representing fractional interests in the shares of Preferred Stock deposited; and

     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                  ARTICLE I

                                  DEFINITIONS

     Section 1.1 The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

     "Certificate of Designation" shall mean the [Certificate of Powers,
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Designations, Preferences and Rights] of the [ ]% Series [ ] [Cumulative] [Redeemable] [Convertible] [Exchangeable] Preferred Stock of the Company, setting forth the terms of the Preferred Stock, filed with the Secretary of State of the State of Delaware, including any certificate subsequently filed with the Secretary of State of the State of Delaware in accordance with the DGCL and setting forth a statement that a specified decrease in the number of shares of Preferred Stock has been authorized by the Company.

     "Certificate of Incorporation" shall mean the amended certificate of
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incorporation, as the same may be further amended or restated from time to time, of the Company, including all certificates of designation filed as part of such certificate of incorporation.

     "Company" shall mean CNF Transportation Inc., a Delaware corporation, and
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its successors.

     "Corporate Office" shall mean the corporate office of the Depositary at
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which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at the office of the Depositary's service agent [ ].

     "DGCL" means the General Corporation Law of the State of Delaware, as in
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effect from time to time, or any successor thereto.

     "Deposit Agreement" shall mean this agreement, as the same may be amended,
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modified or supplemented from time to time.

     "Depositary" shall mean [Name of Depositary], a [  ], having its principal
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office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder, which successor shall also have its principal office in the United States and a combined capital and surplus of at least $50,000,000.

     "Depositary Share" shall mean a fractional interest of [  ]th of a share of
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Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share representing deposited Preferred Stock is entitled, proportionately with all other owners of Depositary Shares representing deposited Preferred Stock, to all rights, preferences and privileges of the Preferred Stock represented by such Depositary Shares, including the dividend, voting, distribution, redemption and liquidation rights contained in the Certificate of Designation and any other rights, preferences and privileges contained in the Certificate of Incorporation.

     "Depositary's Agent" shall mean an agent appointed by the Depositary as
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provided, and for the purposes specified, in Section 7.5.

     "New York Office" shall mean the office maintained by the Depositary in the
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Borough of Manhattan, The City of New York for the execution and delivery, transfer, surrender and exchange, split-up, combination[, exchange][, conversion][, repurchase] and redemption of Receipts (and payment of amounts due upon such redemption [or repurchase]), payment and distribution of all other monies and property payable or distributable in respect of Receipts, and deposit and withdrawal of Preferred Stock, which office at the date of this Deposit Agreement is located at [ ].

     "Preferred Stock" shall mean the Company's [  ]% Series [  ] [Cumulative]
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[Redeemable] [Convertible][Exchangeable] Preferred Stock, no par value per share.

     "Receipt" shall mean a depositary receipt issued hereunder to evidence one
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or more Depositary Shares, whether in definitive or temporary form, substantially in the form (subject to Section 2.1) set forth as Exhibit A hereto.

     "record date" shall mean the date fixed pursuant to Section 4.4.
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     "record holder" or "holder" as applied to a Receipt shall mean the person
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in whose name such Receipt is registered on the books maintained by the Depositary for such purpose.

     "Registrar" shall mean [Name of Registrar] or any bank or trust company
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appointed to register ownership and transfers of Receipts or the Preferred Stock, as the case may be, as herein provided.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
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     "Transfer Agent" shall mean [Name of Transfer Agent] or any bank or trust
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company appointed to transfer the Receipts or the Preferred Stock, as the case may be, as herein provided.

                                 ARTICLE II

                 FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,
                       EXECUTION AND DELIVERY, TRANSFER,
                      SURRENDER AND REDEMPTION OF RECEIPTS

     Section 2.1  Form and Transferability of Receipts.  Definitive Receipts
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shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, word-processed, mimeographed or otherwise reproduced, substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office, the New York Office and such additional offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock deposited, as definitive Receipts.

     Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided that such signature may be a facsimile if a Registrar (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

     Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

     Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, the exercise of any conversion rights or to any notice provided for in this Deposit Agreement and for all other purposes.

     Section 2.2  Deposit of Preferred Stock; Execution and Delivery of
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Receipts in Respect Thereof.  Concurrently with the execution of this Deposit
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Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing [number of firm shares] shares of Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary. In the event that the over-allotment option granted to the underwriters pursuant to the [Underwriting/Purchase] Agreement dated [ ] between the Corporation, [Managing Underwriter] and the other underwriters named therein is exercised in whole or in part and the issuance of the Depositary Shares issuable upon exercise of such option occurs after the date of this Agreement, the Company shall, on or prior to the date of delivery of such Depositary Shares, deliver to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing the shares of Preferred Stock represented by such Depositary Shares (which shall not exceed [number of option shares] shares of Preferred Stock in the aggregate), properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary. Concurrently with each delivery of certificates, the Company is delivering or shall deliver, as the case may be, to the Depositary (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written or oral order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Stock. The Depositary acknowledges receipt of the deposited Preferred Stock delivered on the date of this Deposit Agreement and shall be deemed to acknowledge receipt of any deposited Preferred Stock delivered after the date of this Deposit Agreement in connection with any exercise of such over-allotment option, together in each case with all related documentation, and agrees to hold such deposited Preferred Stock in an account to be established by the Depositary at the Corporate Office or at such other office as the

Depositary shall determine. The Company hereby appoints [the Depositary] as the Registrar, Transfer Agent and paying agent for the Preferred Stock in [City, State of Corporate Office] and the Borough of Manhattan, The City of New York, and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Stock held by it or any Depositary's Agent by notation, book-entry or other appropriate method.

     If required by the Depositary, Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Stock or to receive other property that any person in whose name the Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Preferred Stock or in lieu thereof such agreement of indemnity or other agreements as shall be satisfactory to the Depositary.

     Upon receipt by the Depositary of a certificate or certificates for Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the New York Office or, if requested by the person requesting such delivery, at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.

     Other than in the case of splits, combinations or other reclassifications affecting the Preferred Stock, or in the case of dividends or other distributions of Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Stock as set forth in the Certificate of Designation, as such may be amended from time to time.

     The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

     Section 2.3  Optional Redemption of Preferred Stock for Cash[; Repurchase
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at Option of Holders].  Whenever the Company shall elect to redeem deposited
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shares of Preferred Stock for cash in accordance with the provisions of the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' prior written notice of the date of such proposed redemption and of the number of such shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Certificate of Designation, including the amount, if any, of accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods) to the date of such redemption. The Depositary shall mail, first-class postage prepaid, notice furnished by the Company of the redemption of the Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "cash redemption date"), to the holders of record
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at the close of business on the record date fixed for such notice pursuant to
Section 4.4 hereof of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary, but neither failure to mail any such notice to one or more such holders nor any defect in any such notice shall affect the validity of the proceedings for redemption except as to any holder to whom notice was defective or not given. The Company shall provide the Depositary with such notice, and each such notice shall state: (i) the cash redemption date; (ii) the cash redemption price; (iii) the number of shares of deposited Preferred Stock and Depositary Shares to be redeemed; (iv) the place or places (which shall [include/be in] the Borough of Manhattan, The City of New York) where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the cash redemption price; (v) that dividends on the shares of Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue from and after such cash redemption date, and (vi) if fewer than all the Depositary Shares evidenced by Receipts held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by lot or by any other equitable method determined by the Company. The Company shall also cause notice of redemption to be published in the Wall Street Journal or, if such newspaper is not then being published, any other daily newspaper of general circulation in The City of New York at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the cash redemption date.

     In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Company shall then have paid in full to the Depositary the cash redemption price (determined pursuant to the Certificate of Designation) of the Preferred Stock deposited with the Depositary to be redeemed (including any accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods) to the date of redemption), the Depositary shall redeem, as of the same redemption date as the Preferred Stock being so redeemed, the number of Depositary Shares representing such Preferred Stock so called for redemption by the Company and from and after the cash redemption date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph and to pay all amounts due upon such redemption) all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price together with accrued and unpaid dividends thereon [(including, without limitation, accumulated dividends, if any, for prior dividend periods)], and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares representing such Preferred Stock so called for redemption (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price per Depositary Share of $[ ], plus [ ]th of the accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods), if any, payable on one share of Preferred Stock upon such redemption, plus [ ]th of any other money and other property payable in respect of one such share of Preferred Stock upon such redemption. The foregoing shall be further subject to the terms and conditions of the Certificate of Designation.

     [Anything herein to the contrary notwithstanding, the holders of record of Receipts evidencing Depositary Shares representing Preferred Stock at the close of business on a record date for the payment of dividends on the Preferred Stock will be entitled to receive the dividend payable with respect to the Preferred Stock represented by the Depositary Shares evidenced by such Receipts on the corresponding dividend payment date for the Preferred Stock notwithstanding the redemption of such Preferred Stock or Depositary Shares after such record date and on or prior to such dividend payment date or the Company's default in the payment of the dividend due on such dividend payment date, in which case the amount payable upon redemption of such Depositary Shares will not include any amount in respect of such dividend (and the full amount of the dividend payable for the applicable dividend period shall instead be paid on such dividend payment date to the holders of record of such Receipts on such record date as aforesaid).]

     If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     [If applicable, insert provisions relating to repurchase of Receipts at the option of holders.]

     Section 2.4  Registration of Transfer of Receipts.  The Company hereby
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appoints the Depositary as the Registrar, Transfer Agent and paying agent for the Receipts in [City, State of Corporate Office] and the Borough of Manhattan, The City of New York and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement. No service charge will be made for any registration of transfer or exchange of Receipts, but the Company or the Depositary may require payment of any transfer tax or similar governmental charge payable in connection therewith. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     Section 2.5  Combinations and Split-ups of Receipts.  Upon surrender of a
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Receipt or Receipts at the Corporate Office, the New York Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     Section 2.6  Surrender of Receipts and Withdrawal of Preferred Stock.  Any
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holder of a Receipt or Receipts evidencing Depositary Shares representing deposited Preferred Stock may withdraw any or all of the deposited Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office, the New York Office or at such other office as the Depositary may designate for such withdrawals, provided that a holder of a Receipt or Receipts may not withdraw such Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole or fractional shares of such Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but, except as provided below in this Section 2.6, holders of such whole or fractional shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional shares of deposited Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder or (subject to Section 2.4) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

     If the deposited Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

     The Depositary shall deliver the deposited Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the New York Office or, if requested by the holder surrendering such Receipt or Receipts, at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

     Section 2.7  Limitations on Execution and Delivery, Transfer, Split-up,
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Combination, Surrender and Exchange of Receipts.  As a condition precedent to
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the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt[ or conversion [or exchange] right referred to in
Section 2.10,], the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any transfer tax or similar governmental charge payable with respect thereto (including any such tax or charge with respect to the Preferred Stock being deposited or withdrawn[; provided, however, that, the Company shall pay any documentary, stamp or similar issue or transfer tax or other similar governmental charge due on the issuance of the Common Stock or other securities upon such conversion [or exchange]; and provided, further that the holder of such Receipt shall pay the amount of any tax or other governmental charge resulting from the issuance of Common Stock (as defined in Section 2.10) or such other securities in a name other than that of such holder)]; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement or as may be required by any securities exchange upon which the deposited Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

     The deposit of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended [and the exercise of any conversion [or exchange] right referred to in Section 2.10 may be suspended,] (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement.

     Section 2.8  Lost Receipts, etc.  In case any Receipt shall be mutilated or
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destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with
(i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (ii) reasonable indemnification satisfactory to the Depositary and the Company.

     Section 2.9  Cancellation and Destruction of Surrendered Receipts.  All
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Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

     Section 2.10  Conversion [or Exchange] of Preferred Stock into Common
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Stock [or Other Securities] [to be revised according to conversion/exchange
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rights].  It is understood and agreed that the Depositary Shares are not
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convertible into [or exchangeable for ] Common Stock, $.625 par value per share ("Common Stock"), of the Company or any other securities or property of
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the Company. Nevertheless, as a matter of convenience, the Company hereby agrees to cause the Depositary to accept (or to cause the Company's conversion agent [or exchange agent, as the case may be,] to accept) the delivery of Receipts for the purpose of effecting conversions [or exchanges] of the Preferred Stock utilizing the same procedures as those provided for delivery of Preferred Stock certificates to effect such conversions [or exchanges] in accordance with the terms and conditions of the Certificate of Designations; provided, however, that only whole Depositary Shares may be so submitted for conversion[ or exchange].

     Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion [or exchange] of any specified number of whole [or fractional] shares of Preferred Stock that is represented by the Depositary Shares evidenced by such Receipts into the number of whole shares of Common Stock [or whole number of other securities of the Company] obtained by dividing the aggregate liquidation preference of the total number of shares of Preferred Stock represented by such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designations) [or Exchange Ratio (as defined in the Certificate of Designations) then in effect], as such Conversion Price [or Exchange Ratio] may be adjusted by the Company from time to time as provided in the Certificate of Designations. Subject to the terms and conditions of this Deposit Agreement and the Certificate of Designations, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Preferred Stock may surrender such Receipt or Receipts to the Depositary at the Corporate Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with (i) a notice of conversion [or exchange] thereof, as the case may be, duly completed and executed (a "Notice of Conversion[/Exchange]"), and (ii) any
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payment in respect of dividends required by the fifth paragraph of this Section 2.10, thereby directing the Depositary to instruct the Company to cause the conversion [or exchange, as the case may be,] of the number of shares or fractions thereof of underlying Preferred Stock specified in such Notice of Conversion[/Exchange] into whole shares of Common Stock or a whole number of other securities of the Company. In the event that a holder delivers to the Depositary for conversion [or exchange] a Receipt or Receipts which in the aggregate are convertible into[ or exchangeable for] less than (i) one whole share of Common Stock or any number of whole shares of Common Stock plus an excess constituting less than one whole share of Common Stock or (ii) one of such securities or any whole number of such securities plus an excess constituting less than one security, the holder shall receive payment in lieu of such fractional shares of Common Stock or fractional number of such securities otherwise issuable in accordance with the last paragraph of this Section 2.10. If more than one Receipt shall be delivered for conversion[ or exchange, as the case may be,] at one time by the same holder, the number of whole shares of Common Stock or the whole number of such securities issuable upon conversion [or exchange] thereof[, as the case may be,] shall be computed on the basis of the aggregate number of Depositary Shares evidenced by the Receipts so delivered.

     Upon receipt by the Depositary of one or more Receipts, together with a duly completed and executed Notice of Conversion[/Exchange], the Depositary shall, on the date of receipt of such Notice of Conversion[/Exchange], instruct the Company (i) to cause the conversion [or exchange, as the case may be,] of the Depositary Shares evidenced by the Receipts so surrendered for conversion [or exchange] as specified in the Notice of Conversion[/Exchange] and (ii) to cause the delivery to the holder or holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock or the whole number of such securities and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion[ or exchange] in payment of any fractional shares of Common Stock or of any fractional number of such securities otherwise issuable, as the case may be. The Company shall, as promptly as practicable after receipt thereof, cause the delivery to such holder or holders of (i) a certificate or certificates evidencing the number of whole shares of Common

Stock or the whole number of such securities into or for which the Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted [or exchanged, as the case may be, ]and (ii) any money or other property to which the holder or holders are entitled. The person or persons in whose name or names any certificate or certificates for shares of Common Stock or for such securities shall be issuable upon such conversion [or exchange, as the case may be, ]shall be deemed to have become the holder or holders of record of the shares or securities represented thereby at the close of business on the date such Receipt or Receipts shall have been surrendered to and a Notice of Conversion[/Exchange] received by the Depositary, unless the transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record on the next succeeding day on which such transfer books are open. Upon such conversion [or exchange,] the Depositary
(i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert[ or exchange] in excess of the number of Depositary Shares representing Preferred Stock which has been so converted [or exchanged, as the case may be, ](ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion [or exchange, as the case may be, ]and (iii) shall deliver for cancellation to the transfer agent for the Preferred Stock the shares of Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted[ or exchanged, as the case may be].

     If any Preferred Stock convertible into [or exchangeable for] Common Stock or other securities of the Company shall be called by the Company for redemption, the Depositary Shares representing such Preferred Stock may be converted into[ or exchangeable for] Common Stock or such securities as provided in this Deposit Agreement until and including, but not after, the close of business on the cash redemption date (as defined in Section 2.3) unless the Company shall default in making payment of the redemption price. Upon receipt by the Depositary of a Receipt or Receipts representing any Preferred Stock called for redemption, together with a properly completed and executed Notice of Conversion[/Exchange], the shares of Preferred Stock held by the Depositary represented by such Depositary Shares as to which conversion[ or exchange, as the case may be,] is requested shall be deemed to have been received by the Company for such conversion[ or exchange].

     Upon any conversion[ or exchange, as the case may be,] of the Preferred Stock underlying the Depositary Shares, no allowance, adjustment or payment shall be made with respect to accrued dividends upon such Preferred Stock, except that if any holder of a Receipt surrenders such Receipt with instructions to the Depositary for conversion[ or exchange] of the underlying Preferred Stock evidenced thereby during the period between the opening of business on any dividend record date and the close of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period), such Receipt must be accompanied by a payment equal to the dividend thereon, if any, which the holder of such Receipt is entitled to receive on such dividend payment date in respect of the underlying Preferred Stock to be converted[ or exchanged].

     Upon the conversion[ or exchange] of any shares of Preferred Stock for which a duly completed and executed Notice of Conversion[/Exchange] has been received by the Depositary, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such

Depositary Shares (except the right to receive the Common Stock or other securities of the Company, any cash payable with respect to any fractional shares of Common Stock or fractional number of such securities, as the case may be, as provided herein and any cash payable on account of accrued dividends in respect of the Preferred Stock so converted[ or exchanged] and any Receipts evidencing Depositary Shares not so converted[ or exchanged]) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.9 hereof.

     No fractional shares of Common Stock or fractional number of securities, as the case may be, shall be issuable upon conversion[ or exchange] of Preferred Stock underlying the Depositary Shares. If, except for the provisions of this
Section 2.10 and the Certificate of Designations, any holder of Receipts surrendered to the Depositary for conversion[ or exchange] of the underlying Preferred Stock would be entitled to a fractional share of Common Stock or a fractional number of securities, as the case may be, upon such conversion[ or exchange], the Company shall cause to be delivered to such holder an amount in cash for such fractional share or security determined in accordance with the Certificate of Designations.

     [Notwithstanding the foregoing, if less than all of the Depositary Shares are to be exchanged, the Depositary Shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be exchanged.]

                                 ARTICLE III

           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

      Section 3.1  Filing Proofs, Certificates and Other Information.  Any
                   -------------------------------------------------
person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, [the exercise of any conversion or exchange right referred to in Section 2.10 or the delivery of Common Stock or other securities of the Company upon such conversion or exchange] until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     Section 3.2  Payment of Fees and Expenses.  Holders of Receipts shall be
                  ----------------------------
obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.7, or to provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution on such Preferred Stock may be withheld, and any part or all of the Preferred Stock or other property represented by the

Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

     Section 3.3  Representations and Warranties as to Preferred Stock.  In
                  ----------------------------------------------------
the case of the initial deposit of the Preferred Stock hereunder, the Company and, in the case of subsequent deposits thereof, each person so depositing Preferred Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Preferred Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that such Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

     Section 3.4  Representation and Warranty as to Receipts and Depositary
                  --------------------------------------------------------
Shares.  The Company hereby represents and warrants that the Receipts, when
--------
issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid [ ]th fractional interest in a deposited share of Preferred Stock. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of Receipts.

     Section 3.5  [Covenants and Representation and Warranty as to Common
                   ------------------------------------------------------
Stock.  In the event that the Depositary Shares evidence Preferred Stock
-----
convertible into [or exchangeable for] Common Stock, the Company covenants that it will give written notice to the Depositary of any adjustments in the Conversion Price [or Exchange Ratio] made pursuant to the Certificate of Designation. The Company hereby represents and warrants that the Common Stock issuable upon conversion or exchange of the Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the conversion or exchange of the Preferred Stock into such Common Stock. [to be modified if convertible into or exchangeable for other securities of the Company]

                                 ARTICLE IV

                          THE PREFERRED STOCK; NOTICES

     Section 4.1  Cash Distributions.  Whenever the Depositary shall receive
                  ------------------
any cash dividend or other cash distribution on the deposited Preferred Stock, the Depositary shall, subject to Section 3.2 and the last sentence of this
Section 4.1, distribute to record holders of Receipts evidencing Depositary Shares representing deposited Preferred Stock on the record date fixed pursuant to Section 4.4 such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of such Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock represented by the Depositary Shares which are evidenced by the Receipts held by any holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares evidenced by such Receipts shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts evidencing Depositary Shares representing Preferred Stock then outstanding. Notwithstanding the foregoing, if less than all of the outstanding Depositary Shares are to be redeemed as contemplated by Section 2.3 hereof and the Depositary Shares to be so redeemed are not selected pro rata, then only the holders of the Receipts evidencing the Depositary Shares selected for redemption will be entitled to receive the cash redemption price therefor or any other amounts payable upon such redemption.

     Section 4.2  Distributions Other Than Cash.  Whenever the Depositary shall
                  -----------------------------
receive any distribution other than cash on the deposited Preferred Stock, the Depositary shall, subject to Section 3.2 and the last sentence of Section 4.1, distribute to record holders of Receipts evidencing Depositary Shares representing deposited Preferred Stock on the record date fixed pursuant to
Section 4.4 such amounts of the securities or property received by the Depositary in respect of the deposited Preferred Stock as are, as nearly as practicable, in proportion to the respective numbers of such Depositary Shares evidenced by the Receipts held by such holders in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders of Receipts evidencing Depositary Shares representing Preferred Stock or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to
Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of the applicable Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered.

     Section 4.3  Subscription Rights, Preferences or Privileges.  If the
                  ----------------------------------------------
Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary, subject to the last sentence of Section 4.1, to the record holders of Receipts evidencing Depositary Shares representing such Preferred Stock in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.2, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective as promptly as practicable and, in any event, sufficiently in advance of the expiration of such rights, preferences or privileges to enable such persons to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective and the Company shall have provided to the Depositary an opinion of legal counsel to such effect or unless the offering and sale of such securities to such persons are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

     If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges or related securities or any securities or property referred to in Section 4.2 to be made available to holders of Receipts, the Company agrees to take such action or obtain such authorization, consent or permit prior to the distribution of such rights, preferences or privileges or such securities or property referred to in Section 4.2, as the case may be, and further agrees, in the case of any such related securities, to use its best efforts to take such action or obtain such authorization, consent or permit as promptly as practicable and, in any event, sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     Section 4.4  Notice of Dividends; Fixing of Record Date for Holders of
                  ---------------------------------------------------------
Receipts.  Whenever any cash dividend or other cash distribution shall become
--------
payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the deposited Preferred Stock, or whenever the Depositary shall receive notice of
(i) any meeting at which holders of such Preferred Stock are entitled to vote or of which holders of such Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any such shares of Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock, as the case may be) for the determination of the holders of Receipts who shall be entitled (x) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or redemption.

     Section 4.5  Voting Rights.  Upon receipt of notice of any meeting at
                  -------------
which the holders of deposited Preferred Stock are entitled to vote, the Depositary, as soon as practicable thereafter, shall mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting,
(ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the Preferred Stock, represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date (which shall be the same as the record date for the Preferred Stock), the Depositary shall vote or cause to be voted the Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. Each share of Preferred Stock is entitled to [ ] votes and, accordingly, each Depositary Share is entitled to one vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

     Section 4.6  Changes Affecting Preferred Stock and Reclassifications,
                 --------------------------------------------------------
Recapitalization, etc.  Upon any change in the liquidation preference, or upon
----------------------
any split-up, combination or any other reclassification of Preferred Stock, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company,
(i) make such adjustments in the fraction of an interest represented by one Depositary Share in one share of Preferred Stock, purchase price per Depositary Share to the redemption price or purchase price, as the case may be, of a share of Preferred Stock, in each case as may be required to fully reflect the effects of such change in liquidation preference, split-up, combination or other reclassification of Preferred Stock, or of such recapitalization, reorganization, merger, consolidation or sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger or consolidation or sale of all or substantially all the assets of the Company, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the deposited Preferred Stock evidenced by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Company shall cause effective provision to be made in the charter or other governing instruments of the resulting, surviving or transferee entity (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Preferred Stock for securities or property or cash of the surviving entity in connection with the transactions set forth above. The Company shall cause any such surviving entity (if other than the Company) expressly to assume the obligations of the Company hereunder, by written instrument or agreement executed and delivered on or prior to the effective date of such transaction.

     Section 4.7  Inspection of Reports.  The Depositary shall make available
                  ---------------------
for inspection by holders of Receipts at the Corporate Office, the New York Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Stock and made generally available to the holders of the Preferred Stock. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.5.

     Section 4.8  List of Holders of Receipts.  Promptly upon request from
                  ---------------------------
time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

     Section 4.9  Tax and Regulatory Compliance.  The Depositary shall be
                  -----------------------------
responsible for (i) preparation and mailing of Internal Revenue Service Forms 1099 for all open and closed accounts, (ii) foreign tax withholding, (iii) back-up withholding (or any withholding as may be required at the then applicable rate) on dividends paid and other distributions made to eligible holders of Receipts, (iv) mailing Internal Revenue Service Forms W-9 to new holders of Receipts without a certified taxpayer identification number, (v) processing certified Internal Revenue Service Forms W-9, (vi) preparation and filing of state information returns and (vii) escheatment services.

     Section 4.10  Withholding.  Notwithstanding any other provision of this
                   -----------
Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.

                                  ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

     Section 5.1  Maintenance of Offices, Agencies and Transfer Books by the
                  ----------------------------------------------------------
Depositary and the Registrar.  The Depositary shall maintain (i) at the New York
----------------------------
Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination[, exchange] [, conversion] [, repurchase] and redemption of Receipts (and payment of amounts due upon such redemption[ or repurchase]) and for other payments and distributions in respect of the Depositary Shares and the Receipts, and deposit and withdrawal of Preferred Stock and (ii) at the Corporate Office and at the offices of the Depositary's Agents, if any, facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts (and payment of amounts due upon such redemption) and for other payments and distributions in respect of the Depositary Shares and the Receipts and deposit and withdrawal of Preferred Stock, all in accordance with the provisions of this Deposit Agreement. Without limitation to the foregoing provisions of this Section 5.1, the Company shall at all times maintain a paying agent, Transfer Agent and Registrar for the Receipts and the Preferred Stock in the Borough of Manhattan, The City of New York.

     The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, the Depositary shall, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Preferred Stock are listed on one or more other stock exchanges, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption, purchase and exchange of such Receipts, such Depositary Shares or such Preferred Stock as may be required by law or applicable stock exchange regulations.

     Section 5.2  Prevention or Delay in Performance by the Depositary, the
                  ---------------------------------------------------------
Depositary's Agents, the Registrar or the Company.  Neither the Depositary, any
-------------------------------------------------
Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Certificate of Incorporation (including the Certificate of Designation) or, in the case of the Company, the Depositary, any Depositary's Agent or any Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

     Section 5.3  Obligations of the Depositary, the Depositary's Agents, the
                  -----------------------------------------------------------
Registrar and the Company.  Neither the Depositary, any Depositary's Agent, any
-------------------------
Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be reasonably required.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken.

     The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from gross negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.

     The Depositary, its parent, affiliates, or subsidiaries, any Depositary's Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

     It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

     Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Stock, the Depositary Shares, the Receipts (except its signature or countersignature thereon) or any instruments referred to herein or therein, or as to the correctness of any statement made herein or therein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

     The Company agrees that it will register the deposited Preferred Stock and the Depositary Shares in accordance with the applicable securities laws.

     Section 5.4  Resignation and Removal of the Depositary; Appointment of
                  ---------------------------------------------------------
Successor Depositary.  The Depositary may at any time resign as Depositary
--------------------
hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and pursuant to which it shall agree to become the depositary under this Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts that may be in the possession of the predecessor. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts whose names and addresses have been furnished to such successor Depositary.

     Any corporation, association or other entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

     Section 5.5  Notices, Reports and Documents.  The Company agrees that it
                  ------------------------------
will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts are included for quotation or listed or by the Certificate of Incorporation, the Company's by-laws or the Certificate of Designation to be furnished by the Company to holders of the deposited Preferred Stock and, if requested by the holder of any Receipt, a copy of this Deposit Agreement, the form of Receipt, the Certificate of Designation and the form of Preferred Stock certificate. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

     Section 5.6  Indemnification by the Company.  The Company agrees to
                  ------------------------------
indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of the willful misconduct, gross negligence or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.

     Section 5.7  Fees, Charges and Expenses.  No charges or expenses of the
                  --------------------------
Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this Section 5.7. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the deposit of the Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Stock at the option of the Company, all withdrawals of the Preferred Stock by holders of Depositary Shares, and in connection with all other services provided, and all other duties performed, by the Depositary under this Agreement. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof. Such holder will be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid as agreed between the Depositary and the Company from time to time. The amount of the fees and expenses of the Depositary, any Depositary's Agent and any Registrar which are payable by the Company pursuant to this
Section 5.7 shall be as agreed upon by the Company and the Depositary, such Depositary's Agent or such Registrar, as the case may be, from time to time.
The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.

                                 ARTICLE VI

                           AMENDMENT AND TERMINATION

     Section 6.1  Amendment.  The Receipts and any provision of this Deposit
                  ---------
Agreement (including any provision of the form of Receipt attached as Exhibit A hereto) may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock pursuant to the Certificate of Designation shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least a majority of the Depositary Shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which the Depositary Shares may be listed). In no event shall any amendment impair the right, subject to the provisions of Section 2.6,
Section 2.7 and Article III hereof, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Preferred Stock, together with all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

     Section 6.2  Termination.  This Deposit Agreement may be terminated by the
                  -----------
Company upon not less than 60 days' prior notice to the Depositary if the holders of Receipts evidencing at least a majority of the outstanding Depositary Shares consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Preferred Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any cash or other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.3[,] [or] (ii) [all outstanding shares of Preferred Stock shall have been converted into[or exchanged for] shares of Common Stock or other securities of the Company pursuant to Section 2.10, as the case may be, or (iii)] there shall have been made a final distribution in respect of the deposited Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under
Section 5.6 and Section 5.7.

                                 ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1  Counterparts.  This Deposit Agreement may be executed in any
                  ------------
number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

     Section 7.2  Exclusive Benefits of Parties.  This Deposit Agreement is
                  -----------------------------
for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     Section 7.3  Invalidity of Provisions.  In case any one or more of the
                  ------------------------
provisions contained in this Deposit Agreement or in the Receipts shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     Section 7.4  Notices.  Any and all notices to be given to the Company
                  -------
hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, by overnight courier, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

          CNF Transportation Inc.
          3240 Hillview Avenue
          Palo Alto, California  94304
          Attention:  Eberhard G. H. Schmoller
          Telephone No.:  (650) 494-2900

or at any other address of which the Company shall have notified the Depositary in writing.

     Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, by overnight courier, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

     Any notices given to any record holder of a Receipt shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, by overnight courier, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary at its address provided to the Depositary by the Company or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such person be mailed or delivered to some other address, at the address designated in such request.

     Delivery of a notice sent by mail or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

     Section 7.5  Depositary's Agents.  The Depositary may from time to time
                  -------------------
appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action, except that no such notice shall be required if the Depositary's Agent in question is [ ].

     Section 7.6  Holders of Receipts Are Parties.  The holders of Receipts
                  -------------------------------
from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

     Section 7.7  Governing Law.  This Deposit Agreement and the Receipts and
                  -------------
all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

     Section 7.8 Inspection of Deposit Agreement and Certificate of Designation.
                 --------------------------------------------------------------
Copies of this Deposit Agreement and the Certificate of Designation shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office, the New York Office and the respective offices of the Depositary's Agents, if any, by any holder of any Receipt.

     Section 7.9  Headings.  The headings of articles and sections in this
                  --------
Deposit Agreement (including Exhibit A hereto) and in the Receipts have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     IN WITNESS WHEREOF, CNF Transportation Inc. and [Name of Depositary] have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                              CNF TRANSPORTATION INC.

                              By:___________________________________
                                 Name:
                                 Title:

                              [NAME OF DEPOSITARY]

                              By:___________________________________
                                 Name:
                                 Title:

                                   EXHIBIT A

                                Form of Receipt

                           [FORM OF FACE OF RECEIPT]

     The Company (as defined herein) will furnish to any holder hereof who so requests and any other stockholder who so requests, without charge, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Company will also furnish without charge to each holder hereof who so requests, without charge, a copy of the Deposit Agreement (as defined below) and a copy of the Certificate of Designation with respect to the Stock (as defined below) of the Company. Any such request may be made to the Secretary of the Company at its principal office or to the Depositary (as defined below).



DRC- This Depositary Receipt is transferable in [City, State of Corporate Office] or
                                    New York, New York.


                                    See reverse for certain definitions.

                  DEPOSITARY RECEIPT FOR DEPOSITARY SHARES       CUSIP
                   EACH REPRESENTING [  ]th OF A SHARE OF
    [  ]% SERIES [ ][CUMULATIVE][REDEEMABLE][CONVERTIBLE][EXCHANGEABLE]
                               PREFERRED STOCK
                                     OF
                           CNF TRANSPORTATION INC.
                          (a Delaware corporation)

     [Name of Depositary], as Depositary (the "Depositary", which term includes any successor depositary under the Deposit Agreement referred to below), hereby certifies that ____________________________________ is the registered owner of
____________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share
representing [  ]th of one share of [  ]% Series [              ][Cumulative]
[Redeemable][Convertible][Exchangeable] Preferred Stock, no par value per share (the "Stock"), of CNF Transportation Inc., a Delaware corporation (the "Company", which term, as used herein, includes it successors), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of [ ] (as the same may be amended or supplemented from time to time, the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of depositary receipts ("Receipts") issued thereunder. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided that, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, then this Receipt may be signed by the facsimile signature of a duly authorized signatory of the Depository so long as it is countersigned by the manual signature of a duly authorized signatory of such Registrar.

     This Receipt is continued on the reverse hereof and the additional provisions therein set forth (including, without limitation, those relating to redemption) for all purposes have the same effect as if set forth at this place.



Dated:

[NAME OF DEPOSITARY],
as Depositary, Transfer Agent and Registrar

By:________________________________________
   Authorized Signatory

                          [FORM OF REVERSE OF RECEIPT]

                            CNF TRANSPORTATION INC.

     1. THE DEPOSIT AGREEMENT. Receipts, of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement (as defined on the face hereof). The Deposit Agreement (copies of which are on file at the Corporate Office of the Depositary and at the office of any agent of the Depositary) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

     2. DEFINITIONS. Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.

     3. REDEMPTION OF STOCK. Whenever the Company shall elect to redeem shares of Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' notice of the date of such proposed redemption and of the number of such shares of Stock held by the Depositary to be redeemed and the applicable redemption price. The Depositary shall mail, first-class postage prepaid, notice furnished by the Company of the redemption of Stock and the proposed simultaneous redemption of Depositary Shares representing the Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares, to the holders of record at the close of business on the record date fixed for such redemption pursuant to the Deposit Agreement of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. Any such notice shall also be published in the manner specified in the Deposit Agreement. On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such Stock so called for redemption; provided, that the Company shall then have paid in full to the Depositary the cash redemption price of the Stock to be redeemed (including any accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods) to the date of redemption). If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata or by lot or by any other equitable method determined by the Company. Notice having been mailed as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the notice of redemption and to pay in full the redemption price therefor (including accrued and unpaid dividends (including accumulated dividends, if any, for prior dividend periods)), all dividends in respect of the shares of Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price together with accrued and unpaid dividends, if any, thereon (including, without limitation, accumulated dividends, if any, for prior dividend periods) and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price per Depositary Share of $[ ], plus [ ]th of the accrued and unpaid dividends (including, without limitation, accumulated dividends, if any, for prior dividend periods), if any, payable on one share of Stock upon such redemption, plus [ ]th of any other money and other property payable in respect of one such share of Stock upon such redemption.
The foregoing is subject to the further terms and conditions of the Certificate of Designation and the Deposit Agreement. If fewer than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the cash redemption price, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     [Add Conversion/Exchange provision, if applicable]

     4. SURRENDER OF RECEIPTS AND WITHDRAWAL OF STOCK. Upon surrender of this Receipt to the Depositary at the Corporate Office or the New York Office or at such other office as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, without unreasonable delay, to or upon the order of such holder, any or all of the Stock (in whole or fractional shares of Stock) and all money and other property, if any, represented by the Depositary Shares evidenced by this Receipt; provided, however, that, in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional shares of deposited Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional shares of Stock and such money and other property, if any, to be withdrawn, deliver to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of Depositary Shares.

     5. TRANSFERS, SPLIT-UPS, COMBINATIONS. Subject to the Deposit Agreement, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt by the holder hereof in person or by a duly authorized attorney to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender the Depositary shall sign and deliver a Receipt or Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. Subject to the terms of the Deposit Agreement, this Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

     6. CONDITIONS TO SIGNING AND DELIVERY, TRANSFER, ETC. OF RECEIPTS. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any transfer tax or similar governmental charge with respect thereto (including any such tax or charge with respect to the Stock being deposited or withdrawn); (ii) production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish consistent with the provisions of the Deposit Agreement or as may be required by any securities exchange upon which the deposited Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

     7. SUSPENSION OF DELIVERY, TRANSFER, ETC. The deposit of Stock may be refused, the delivery of this Receipt against Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of this Receipt may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

     8. AMENDMENT. The Receipts and any provision of the Deposit Agreement (including any provision of the form of Receipt attached as an exhibit thereto) may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment which (i) shall materially and adversely alter the rights of holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Stock pursuant to the Certificate of Designation shall be effective unless such amendment shall have been approved by the holders of at least two-thirds of the Depositary Shares evidenced by Receipts then outstanding. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, as provided in the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the deposited Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

     9. CHARGES AND EXPENSES. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Receipts.

     10. TITLE TO RECEIPTS. Title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt is transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

     11. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Receipts evidencing Depositary Shares representing the deposited Stock on the record date fixed pursuant to the Deposit Agreement such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of such Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock represented by the Depositary Shares which are evidenced by the Receipts held by any holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares evidenced by such Receipts shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding. Notwithstanding the foregoing, if less than all of the outstanding Depositary Shares are to be redeemed and the Depositary Shares to be so redeemed are not selected pro rata, then only the record holders of the Receipts evidencing the Depositary Shares selected for redemption will be entitled to receive the cash redemption price therefor or any other amounts payable upon such redemption.

     12. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences and privileges).

     13. NOTICE OF DISTRIBUTIONS, FIXING OF RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the deposited Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Stock are entitled to vote or of which holders of such Stock are entitled to notice or
(ii) any election on the part of the Company to redeem any such shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled (x) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

     14. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of deposited Stock are entitled to vote, the Depositary, as soon as practicable thereafter, shall mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified date fixed as provided in the Deposit Agreement will be entitled, subject to any applicable provisions of law, to instruct the

Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Receipt on such record date, the Depositary shall vote or cause to be voted the Stock represented by the Depositary Shares evidenced by this Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of this Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by this Receipt. The Depositary shall not be required to exercise discretion in voting the Stock represented by the Depositary Shares evidenced by this Receipt.

     15. REPORTS, INSPECTION OF TRANSFER BOOKS. The Depositary shall transmit to the record holders of Receipts at the addresses recorded in the Depositary's books copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are included for quotation or listed or by the Articles of Incorporation, the Company's by-laws or the Certificate of Designation to be furnished by the Company to holders of the deposited Stock that are received by the Depositary from the Company. The Depositary shall keep books at the Corporate Office and the New York Office for the registration and transfer of Receipts, which books at all reasonable times will be open for inspection by the record holders of Receipts.

     16. LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Articles of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary, any Depositary's Agent or any Registrar, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of this Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

     17. OBLIGATIONS OF THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Receipt to the holder hereof other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in the Deposit Agreement.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be reasonably required.

     Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Stock for deposit, any holder of this Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     18. TERMINATION OF DEPOSIT AGREEMENT. The Deposit Agreement may be terminated by the Company upon not less than 60 days' prior notice to the Depositary if the holders of Receipts evidencing a majority of the outstanding Depositary Shares consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any cash or other property held by the Depositary in respect of such Receipt. Upon the termination of the Deposit Agreement, the Company shall be discharged of all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.6 and 5.7 of the Deposit Agreement.

     19. GOVERNING LAW. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

     The following abbreviations when used in the instructions on the face of this Receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common          UNIF GIFT MIN ACT - _________________ Custodian _________________
                                                                  (Cust)                      (Minor)
TEN ENT - as tenants by the entireties
                                                                        Under Uniform Gifts to Minors Act
JT TEN - as joint tenants with right of
         survivorship and not as tenants
         in common
                                                                        _________________________________
                                                                                      (State)

     Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

     For value received,______________________________________________________
hereby sell(s), assign(s) and transfers) unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


Please Print Or Typewrite Name And Address Including Postal Zip Code Of Assignee



_________ Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint __________________________________
Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.



Dated: ____________                        Signed:_____________________________

             NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS RECEIPT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed:

__________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.